EQ ADVISORS TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the period July 01, 2017 - September 30, 2017

EQ ADVISORS TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the period July 01, 2017 - September 30, 2017

Fund Name                                                                               Purchase Date                          Purchased                                                Purchase by Advisor       Amount of Offering                    Price     Profit       Security                             Affiliated Underwriter
Multimanager Core Bond Portfolio - BlackRock                                            07/17/2017                             J.P. Morgan Securities LLC                           $   780,000               $   2,500,000,000                     $   100.000   0.875%       JPMorgan Chase & Co. (2038)          PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock                                            07/24/2017                             RBC Capital Markets, LLC                             $   220,000               $   1,000,000,000                     $   99.862    0.625%       Cox Communications, Inc. (2024)      PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock                                            07/31/2017                             Merrill Lynch, Pierce, Fenner & Smith Incorporated   $   280,000               $   1,000,000,000                     $   99.898    0.875%       International Paper Company (2048)   PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock                                            08/07/2017                             Merrill Lynch, Pierce, Fenner & Smith Incorporated   $   100,000               $   1,000,000,000                     $   99.682    0.750%       Aetna Inc (2047)                     PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock                                            09/12/2017                             Morgan Stanley & Co. LLC                             $   25,000,000            $   500,000,000                       $   99.901    0.875%       Union Pacific Corporation (2037)     PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock                                            09/13/2017                             Merrill Lynch, Pierce, Fenner & Smith Incorporated   $   35,000,000            $   1,000,000,000                     $   99.636    0.650%       Concho Resources Inc (2027)          PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock                                            09/13/2017                             Merrill Lynch, Pierce, Fenner & Smith Incorporated   $   30,000,000            $   800,000,000                       $   99.749    0.875%       Concho Resources Inc (2047)          PNC Capital Markets LLC
Affiliated Underwriter                                                                  Affiliation Type
PNC Capital Markets LLC                                                                 BlackRock Financial Management, Inc.
739727_1

EQ ADVISORS TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
"For the period October 01, 2017 - December 31, 2017"

  Underwriter    Commission
  from Whom Principal Amount of Aggregate Principal Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor Amount of Offering Price Profit Security Affiliated Underwriter
AXA Global Equity Managed Volatility Portfolio - Morgan Stanley 11/1/2017 Credit Suisse (Hong Kong) Ltd. " $15,509,241 " " $960,406,956 " HKD 55.00 HKD 1.375 China Literature Limited Morgan Stanley & Co. International plc

Affiliated Underwriter Affiliation Type
Morgan Stanley & Co. International plc Morgan Stanley Investment Management Inc.

Affiliated Underwriter Affiliation Type
Sanford C. Bernstein "AXA Equitable Funds Management Group, LLC"

PNC Capital Markets LLC "BlackRock Financial Management, Inc.
BlackRock Investment Management, LLC
"